EXHIBIT 11.1


                        SAVVIS Communications Corporation
   CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                             USED IN EPS CALCULATION
                                   (UNAUDITED)

                                                                         For the Three-Months Ended
                                                                             September 30, 2001
                                                                             ------------------
Weighted average shares outstanding:
Common stock:
  Shares outstanding at beginning of period, net of 2,821,932
   shares subject to forfeiture ............................................        91,024,695
  Weighted average shares, net of treasury shares, issued or vested during
   the three months ended September 30, 2001 (19,875 new shares issued).....           862,457
                                                                                --------------
                                                                                    91,887,152
                                                                                ==============
Net loss attributable to common shareholders ...............................     $ (81,392,000)
                                                                                ==============
Basic and diluted loss per share ...........................................     $       (0.89)
                                                                                ==============


                                                                        For the Nine-Months Ended
                                                                            September 30, 2001
                                                                            ------------------
Weighted average shares outstanding:
Common stock:
  Shares outstanding at beginning of period, net of 2,994,592
   shares subject to forfeiture ............................................       90,797,598
  Weighted average shares, net of treasury shares, issued or vested during
   the nine months ended September 30, 2001 (80,340 new shares issued).......       1,017,171
                                                                                 ------------
                                                                                   91,814,769
                                                                                =============
Net loss attributable to common shareholders ...............................    $(261,130,000)
                                                                                =============
Basic and diluted loss per share ...........................................    $       (2.84)
                                                                                =============